Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

This AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT (“Agreement”) is made and effective as of May 5, 2022 (the “Effective Date”), by and among FERTITTA ENTERTAINMENT, LLC (f/k/a Golden Nugget, LLC), a Nevada limited liability company (“GN Parent”), GNLV, LLC, a Nevada limited liability company (“Licensor”), and GOLDEN NUGGET ONLINE GAMING, LLC, a New Jersey limited liability company (“Licensee”).

WHEREAS, Licensor and Licensee entered into a Trademark License Agreement, dated as of December 29, 2020 (the “Original Agreement”), pursuant to which Licensor licensed certain trademarks to Licensee;

WHEREAS, Licensor and Licensee desire to enter into this Agreement to amend and restate and supersede the Original Agreement in its entirety, effective as of the Effective Date;

WHEREAS, Licensor has the right and authority to license the use of the trademarks set forth on Exhibit A attached hereto (collectively, the “Marks”); and

WHEREAS, Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee, licenses to use and display the Marks in connection with engaging in the business of (i) online and mobile gaming (including, without limitation, “free-to-play” or “demo” versions, in either case, associated with real money online and mobile gaming applications), (ii) online and mobile race and sports wagering, (iii) online and mobile skills gaming, and (iv) other categories as mutually agreed to by Licensor and Licensee from time to time (collectively, the “Business”), subject to certain limited exceptions as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and in the Commercial Agreement (as defined below), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	GRANT OF LICENSE.

(a)              License to the Marks.

(i)                 License Grant. During the License Term, Licensor, on behalf of itself and its Affiliates, hereby grants to Licensee an exclusive (even as to Licensor and its Affiliates, except as otherwise provided in Section 1(a)(vi) below), non-transferable (except as provided in Section 6), irrevocable (until this Agreement is terminated according to Section 7) license to use and display the Marks solely in connection with the operation, promotion and marketing of the Business (the “Exclusive License”) in any jurisdiction worldwide, subject to Section 1(a)(ii) (the “Territory”).

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(ii)               Use in New Jurisdictions. If Licensor hereafter owns or controls any “GOLDEN NUGGET” trademarks in connection with goods or services in the field of the Business, or related to the operation, promotion and marketing of the Business, including in any additional jurisdiction, such trademarks will automatically be licensed to Licensee pursuant to Section 1(a)(i), and Licensor shall notify Licensee, and the parties hereto will amend Exhibit A to include such trademarks as part of the Marks for all purposes hereunder. If Licensee intends to use or display the Marks in any jurisdiction in which Licensor or any of its Affiliates does not have any rights in or to the Marks as of or prior to such time (such jurisdiction, a “New Jurisdiction”), Licensee shall so inform Licensor in writing (such a notice, a “New Jurisdiction Entry Notice”). Licensor shall have forty-five (45) days from the date of a New Jurisdiction Entry Notice (the “New Jurisdiction Review Period”) to evaluate, at its sole cost and expense, whether there are any third party trademarks in such New Jurisdiction that conflict with the Marks proposed to be used or displayed by Licensee therein or whether the use and display of such Marks is reasonably likely to result in liability to Licensor in such New Jurisdiction. Prior to the expiration of the New Jurisdiction Review Period, Licensor shall notify Licensee in writing if Licensor has reasonably and in good faith determined that (A) the use and display of such Marks in such New Jurisdiction conflicts with any third party trademarks registered in such New Jurisdiction or (B) the use and display of such Marks in such New Jurisdiction is reasonably likely to result in liability to Licensor in such New Jurisdiction, and, in each case, such notice shall set forth the reasons for such determination (such a notice, a “New Jurisdiction Concern Notice”). Notwithstanding Licensor’s delivery of a New Jurisdiction Concern Notice, Licensee may still use and display the proposed Marks in such New Jurisdiction pursuant to the licenses set forth in this Agreement; provided that Licensee notifies Licensor prior to commencing any such use or display, and Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates for any third-party claims (including claims of infringement, dilution, and unfair competition) in such New Jurisdiction to the extent arising from Licensee’s and its Permitted Sublicensees’ use and display of the proposed Marks in such New Jurisdiction.

(iii)            Sublicensing. Licensee may sublicense all or any portion of the rights set forth in Section 1(a)(i) to (A) its Affiliates, (B) any of its or its Affiliates’ agents, subcontractors, vendors, contractors, partners and suppliers, in each case, in connection with the operation, marketing or promotion of the Business, and (C) third-party casinos that provide market access for Licensee and its Affiliates in connection with operating the Business to the extent required to comply with applicable gaming laws and regulations (collectively, the “Permitted Sublicensees”).

(iv)             Form of Use of Marks. The Exclusive License includes the right of Licensee and its Permitted Sublicensees to use and display the Marks as part of trademarks and domain names for the Business in combination with:

A.              (1) “online gaming” (including “GNOG”), “online casino,” “iGaming,” “online sportsbook,” “fantasy sports,” “daily fantasy sports,” “interactive” or “interactive gaming,” (2) any “DraftKings” trademarks or the phrase “powered by DraftKings,” and/or (3) any other generic or descriptive terms customarily utilized by third parties engaged in the Business;

B.               (1) any other trademarks owned or controlled by DraftKings Inc. (f/k/a New Duke Holdco, Inc., a Nevada corporation) (“DraftKings”) or its Affiliates, or (2) any other trademarks to the extent required to comply with applicable gaming laws and regulations; provided that, in the case of this subclause (B), Licensee may only combine such trademarks with “Golden Nugget Online Gaming,” “GNOG,” or other trademarks agreed to by the parties hereto pursuant to subclause (A) of this Section 1(a)(iv); or

C.               with Licensor’s prior written approval, not to be unreasonably withheld, conditioned or delayed, any other trademarks reasonably related to the Business; provided that to the extent Licensee seeks Licensor’s approval pursuant to this clause (C) (in accordance with the notice procedures set forth in Section 10(a)), (1) Licensor’s failure to respond within thirty (30) days of such request shall be deemed to constitute Licensor’s approval thereof and (2) if Licensor rejects any such proposed combination, it shall provide Licensee with a written statement outlining the reasons therefor.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(v)               Restrictions. Nothing in this Agreement shall allow Licensee to use any of the Marks in connection with any other activity or business other than the Business, including operation or management of a land-based (i.e., “brick and mortar”) casino or hotel, except as licensed pursuant to Section 1(b). For the avoidance of doubt, neither Licensor nor its Affiliates shall have the right to use, display or license (and shall not license nor authorize any other person or entity to use or display) any of the Marks in connection with the Business (other than to the extent of the Specified OSB Retained Rights (as defined below)) anywhere in the world, and Licensor agrees not to, and shall ensure that its Affiliates do not, oppose, contest or otherwise object to Licensee’s and its Permitted Sublicensees’ use or display of the Marks, so long as such use or display is in compliance with the License (as defined below) granted under this Agreement. Any rights not expressly granted to Licensee under this Agreement are reserved by Licensor.

(vi)             Exceptions to Exclusivity. Notwithstanding anything to the contrary in Section 1(a)(i), GN Parent or any of its applicable Affiliates may use the Marks to [***] (the “Specified OSB Retained Rights”).

(b)                License to Brick and Mortar Marks.

(i)                 License Grant. During the License Term, Licensor, on behalf of itself and its Affiliates, hereby grants to Licensee a non-exclusive, non-transferable (except as provided in Section 6), irrevocable (until this Agreement is terminated according to Section 7) license to use and display the Brick and Mortar Marks (as defined below) and any other Marks sublicensed under the Existing Sublicenses (as defined below), in each case in the Territory, solely to the extent required by third party brick and mortar casino licensees for whom Licensee operates the Business pursuant to an operating or market access agreement with such third party (each, an “Operating Agreement”), respectively, but only to the extent necessary to comply with applicable gaming laws and regulations (the “Non-Exclusive License” and, together with the Exclusive License, the “License”). Licensee may sublicense all or any portion of the rights set forth in this Section 1(b)(i) to such third parties; provided, however, any such sublicense shall terminate as of the expiration or termination of the related Operating Agreement. Solely with respect to any Operating Agreement entered into after the Effective Date (which, for clarity, shall exclude the Existing Sublicenses and any other Operating Agreement entered into on or before the Effective Date), Licensee’s rights under this Section 1(b)(i) shall be further subject to the following conditions: (A) the Non-Exclusive License shall be limited to the use of (x) “GOLDEN NUGGET ONLINE GAMING” and “GNOG” and (y) any such other trademark reasonably related to the Business which Licensor determines, in its reasonable business judgment, is sufficiently distinctive so as to distinguish the ownership and operation of such brick and mortar casino from Licensor’s and its Affiliates’ ownership and operation of the “Golden Nugget” branded brick and mortar casinos of Licensor and its Affiliates (such trademarks collectively, the “Brick and Mortar Marks”), (B) the Brick and Mortar Marks will only be used in conjunction with a second distinguishing term similar to the co-branding utilized at the “DraftKings at Casino Queen” casino located in East St. Louis, Illinois, and (C) to the extent applicable, Licensee shall include a disclaimer on the applicable website or mobile application to disclose to the general public that neither Licensor nor its Affiliates owns, operates or holds any financial interest in the casino utilizing such Brick and Mortar Marks. In the case of the following four (4) Operating Agreements in existence as of the Effective Date, to the extent that Licensee has granted or agreed to grant a sublicense to use or display any Marks other than Brick and Mortar Marks, Licensee shall use commercially reasonable efforts to limit its applicable sublicensee’s use and display of the Marks to the Brick and Mortar Marks and/or to amend the applicable trademark licenses so that they are limited solely to the Brick and Mortar Marks and used in accordance with the conditions set forth in clauses (A) through (C) above: [***] (collectively, the “Existing Sublicenses”).

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(ii)               Form of Use of Brick and Mortar Marks. The Non-Exclusive License includes the right of Licensee and its Permitted Sublicensees to use and display the Brick and Mortar Marks (and any other Marks sublicensed under the Existing Sublicenses) in combination with:

A.              (1) “online gaming” (including “GNOG”), “online casino,” “iGaming,” “online sportsbook,” “fantasy sports,” “daily fantasy sports,” “interactive” or “interactive gaming,” (2) any “DraftKings” trademarks or the phrase “powered by DraftKings,” and/or (3) any other generic or descriptive terms customarily utilized by third parties engaged in the Business;

B.               (1) any other trademarks owned or controlled by DraftKings or its Affiliates, or (2) any other trademarks to the extent required to comply with applicable gaming laws and regulations; provided that, in the case of this subclause (B), Licensee may only combine such trademarks with “Golden Nugget Online Gaming,” “GNOG,” or other trademarks agreed to by the parties hereto pursuant to subclause (A) of this Section 1(b)(ii); or

C.               with Licensor’s prior written approval, not to be unreasonably withheld, conditioned or delayed, any other trademarks reasonably related to the Business; provided that to the extent Licensee seeks Licensor’s approval pursuant to this clause (C) (in accordance with the notice procedures set forth in Section 10(a)), (1) Licensor’s failure to respond within thirty (30) days of such request shall be deemed to constitute Licensor’s approval thereof and (2) if Licensor rejects any such proposed combination, it shall provide Licensee with a written statement outlining the reasons therefor.

2.	OWNERSHIP AND PROTECTION OF THE MARKS.

(a)              Goodwill. Licensee recognizes the significant value of the goodwill associated with the Marks and acknowledges and agrees (i) that such Marks, and all rights therein and the goodwill pertaining thereto shall inure solely to Licensor, (ii) that such Marks have acquired secondary meaning in the mind of the public, and (iii) that Licensee shall not, directly or indirectly, contest or challenge Licensor’s ownership of all right, title and interest in and to such Marks or the validity thereof, including, without limitation, the goodwill associated therewith. Notwithstanding anything expressed in this Agreement to the contrary, Licensee shall not acquire, be deemed to have acquired and shall not claim any rights to such Marks other than the irrevocable License rights granted by Licensor, on behalf of itself and its Affiliates, under this Agreement during the License Term.

(b)             Notice of Infringement. Licensee shall give Licensor prompt written notice of any actual or threatened infringement, misappropriation or other conflict with the Marks by any third party after Licensee has actual knowledge of such infringement, misappropriation or other conflict. Licensor shall give Licensee prompt written notice of any actual or threatened infringement, misappropriation or other conflict with the Marks online or that otherwise relates to or may reasonably be expected to impact the Business of Licensee or its Permitted Sublicensees by any third party after Licensor has actual knowledge of such infringement, misappropriation or other conflict.

(c)             Notice of Regulatory Action. Licensee shall promptly notify Licensor if Licensee receives, or if Licensee becomes aware that, a citation has been issued or investigation commenced by any regulatory agency (federal, state or local) for violation of any law that may have a reasonable likelihood of having an adverse effect on Licensor or damaging the goodwill associated with the Marks or included in the Marks.

(d)             Protection of Rights in the Marks.

(i)                 Licensor shall, and shall cause its Affiliates to, take all actions reasonably necessary to preserve the value of the Marks, including by exercising reasonable quality control with respect to use and display of the Marks. Licensor shall have the first right, but not the obligation, to apply for, register for, and maintain registrations for the Marks. Upon Licensee’s request to register a new Mark, Licensor may apply to register the relevant Mark in its name in connection with the relevant goods and services in such jurisdiction; provided that the applicable costs incurred in connection with such registration shall be shared equally between Licensor and Licensee, including, for clarity, any applicable costs incurred in connection with a proposed registration that is subsequently denied. At Licensor’s sole cost and expense (subject to Section 2(d)(ii), and other than as set forth in the foregoing sentence), Licensee shall provide Licensor with all commercially reasonable cooperation to assist Licensor in protecting, applying for, registering, or maintaining any of Licensor’s rights in the Marks.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(ii)               If Licensor fails to register or maintain any Marks hereunder in connection with goods or services in the field of the Business, or related to the operation, promotion and marketing of the Business, Licensee shall have the right, but not the obligation, during the License Term, to apply for, register, and maintain registrations of such Marks in the name of Licensor at Licensee’s sole cost and expense (subject to Section 2(d)(i) and Section 2(e)); provided that if Licensor (x) does not apply for registration of any Mark because Licensor has reasonably and in good faith determined that (A) the use and display of such Marks in the applicable jurisdiction conflicts with any third party trademarks in that particular jurisdiction, (B) the registration of such Mark in connection with the applicable goods and services in that particular jurisdiction is reasonably likely to be denied or opposed by the relevant trademark office, or (C) the registration of such Mark in connection with the applicable goods or services in the applicable jurisdiction is reasonably likely to result in liability to Licensor in that particular jurisdiction and (y) has notified Licensee of the reasons for such determination within forty-five (45) days of receiving Licensee’s request to register such Mark, then if Licensee applies for registration of such Mark in accordance with this Section 2(d)(ii), Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates for any third-party claims (including claims of infringement, dilution, and unfair competition) in that particular jurisdiction to the extent arising from Licensee’s and its Permitted Sublicensees’ registration of such Mark in that particular jurisdiction (“Covered Registration Claims”). Licensor, on behalf of itself or its applicable Affiliate, hereby irrevocably designates and appoints Licensee and each of its duly authorized officers and agents as Licensor’s or such Affiliate’s agent and attorney in fact, to act for and in Licensor’s or such Affiliate’s behalf and instead of Licensor or such Affiliate to execute and file any document and to do all other lawfully permitted acts to further the purposes described in Section 2(d)(i) and this Section 2(d)(ii) at Licensee’s sole cost (subject to Section 2(d)(i) and Section 2(e)), which shall constitute an irrevocable power of attorney coupled with an interest. Except as set forth in this Section 2(d)(ii), Licensee will not attempt to register or apply for (x) any trademarks that are the same as, or confusingly similar to, the Marks, in its own name (or in the name of any of its Affiliates or Permitted Sublicensees) or (y) any trademarks in the name of Licensor.

(iii)            Licensor will notify Licensee in writing in advance if Licensor or its applicable Affiliate (A) elects to abandon any registrations for the Marks; or (B) plans to sell to any third party (other than an Affiliate of Licensor) any Marks. Licensor shall ensure, and shall cause its Affiliates to ensure, that any assignee and any exclusive licensee (if the field of such license relates to the Business) of any such Marks agrees in writing that such Marks are and shall remain subject to the License granted herein.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e)                Licensor’s Enforcement and Defense of Rights in the Marks. Licensor shall have the first right, but not the obligation, to bring infringement actions, defend challenges and participate in similar adversarial proceedings against third parties relating to the Marks (each, a “Proceeding”). If Licensor or any of its Affiliates elects to bring an infringement action against a suspected infringer of a Mark in the field of the Business or engages in any other Proceeding, (i) Licensor shall promptly (and in the event such action or other Proceeding relates to a Mark that is material to the Business of Licensee or its Permitted Sublicensees, within ten (10) business days) notify Licensee in writing of such Proceeding, which written notice shall, in the event such action or other Proceeding relates to a Mark that is material to the Business of Licensee or its Permitted Sublicensees, contain the material facts and circumstances of such action or Proceeding, (ii) Licensor shall, or shall cause its applicable Affiliates to, bring such Proceeding in Licensor’s own name, (iii) Licensee will join as a party (at Licensor’s expense) if a court of competent jurisdiction determines Licensee is an indispensable party to such Proceeding and cannot otherwise be joined, and (iv) if Licensee is not joined as a party to such Proceeding pursuant to the foregoing clause (iii), Licensee shall have the right, but not the obligation, to jointly participate (at Licensee’s expense) in any such Proceeding, including to assert any damages suffered by Licensee or its Affiliates, and if Licensee decides to participate therein, Licensor shall, and shall cause its Affiliates to, reasonably cooperate with Licensee to facilitate such participation. In all such Proceedings, Licensor shall bear its own costs and expenses, consult with Licensee in connection with such Proceedings and provide Licensee with meaningful opportunity to review and comment on materials associated therewith, and give due consideration in good faith to Licensee’s comments. If Licensor brings any such Proceeding or defends against any challenges to the Marks, Licensee shall reasonably cooperate in all respects with Licensor in the conduct thereof, and shall assist in all reasonable ways, including having its employees testify when reasonable to do so, and upon taking measures to ensure confidentiality obligations hereunder, make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like, subject to Licensor’s reimbursement of any out-of-pocket expenses and other reasonable costs (such as employee time taken to testify or prepare documents, etc.) incurred on an on-going basis by Licensee in providing Licensor such assistance. If Licensor or any of its Affiliates undertakes a Proceeding, any monetary recovery, damages, or settlement derived from such Proceeding will be allocated in the following order (until such amount is exhausted): (1) Licensor shall retain the reasonable, documented and unreimbursed out-of-pocket costs and expenses actually incurred by Licensor (including reasonable, documented and unreimbursed outside attorney fees) in connection with the Proceeding; (2) Licensor shall remit to Licensee any reasonable, documented and unreimbursed out-of-pocket costs and expenses actually incurred by Licensee or its Affiliates (including reasonable, documented and unreimbursed outside attorney fees) in connection with such Proceeding; and (3) any remaining amounts shall be allocated between the parties proportional to the respective damages suffered by such party and its Affiliates. Licensor may not, and shall ensure that its Affiliates do not, settle any Proceeding in a manner that affects Licensee or its rights in the Marks without the prior written approval of Licensee.

(f)                 Licensee’s Enforcement and Defense of Rights in the Marks. If (i) Licensor or its applicable Affiliate do not bring a Proceeding against a suspected infringer or diluter of any of the Marks in the field of the Business within [***] of Licensor’s awareness of such infringement or dilution, or (ii) Licensor or its applicable Affiliate (or any receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of Licensor’s or its applicable Affiliate’s property or business) is unable or unwilling to do so (including if Licensor or its applicable Affiliate undergoes a Bankruptcy Event), then Licensee shall have the right, but not the obligation, to bring a Proceeding or otherwise seek to enforce its rights against such suspected infringer or diluter, in each case, in Licensee’s own name, at Licensee’s sole cost and expense. Licensor will, and will cause its applicable Affiliate to, join as a party (at Licensee’s expense) if a court of competent jurisdiction determines Licensor or such Affiliate is an indispensable party to such Proceeding and cannot otherwise be joined. If Licensee brings any such Proceeding, Licensor shall, and shall cause its applicable Affiliate, to, reasonably cooperate in all respects with Licensee in the conduct thereof, and shall assist in all reasonable ways, including having its employees testify when reasonable to do so, and upon taking measures to ensure confidentiality obligations hereunder, make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like, subject to Licensee’s reimbursement of any reasonable and documented out-of-pocket expenses and other reasonable and documented costs (such as employee time taken to testify or prepare documents, etc.) incurred on an on-going basis by Licensor and its Affiliates in providing Licensee such assistance. If Licensee undertakes a Proceeding, any monetary recovery, damages, or settlement derived from such Proceeding will be retained in its entirety by Licensee. Licensee may not settle any such action in a manner that adversely affects Licensor or its rights in the Marks without the prior written approval of Licensor (such approval not to be unreasonably withheld, conditioned or delayed).

(g)                Customer Confusion, Mistake or Deception. In the event that Licensee or Licensor becomes aware of any incident of actual customer confusion or mistake or deception as to the source of the parties’ respective goods and services arising from either party’s use of the Marks, the parties shall use their best efforts to agree upon reasonable steps to ensure that such confusion does not recur.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(h)                Licensor’s Representations and Warranties. Licensor, on behalf of itself and its Affiliates, hereby represents and warrants to Licensee that: (i) Licensor or one of its Affiliates is the sole and exclusive owner of the registered Marks listed in the table set forth on Exhibit A (the “Registered Marks”); (ii) Licensor has the valid and lawful right to grant the License and other rights granted to Licensee under this Agreement with respect the Registered Marks, and has obtained all authorizations, consents or permissions as may be necessary in connection therewith; (iii) the License and other rights granted to Licensee under this Agreement, and the performance by Licensor and its Affiliates of their obligations under this Agreement, do not violate, breach or otherwise conflict with Licensor’s or its Affiliates’ organizational documents, any applicable law or any other agreement to which Licensor or any of its Affiliates is a party or to which the Marks are subject; (iv) the Registered Marks are subsisting, and to Licensor’s knowledge, valid and enforceable; and (v) to Licensor’s knowledge, as of the Effective Date, no third party is infringing, misappropriating or otherwise violating any of the Marks in a manner that has had or is reasonably likely to have a material adverse effect on the Business as presently conducted.

3.	TERM.

The parties hereto agree that the Agreement term shall commence on the Effective Date and shall continue until the 50th anniversary of the Closing Date, unless earlier terminated pursuant to Section 7 of this Agreement (the “License Term”).

4.	FEES; SET-OFF.

(a)                Fees. In consideration of the licenses granted to Licensee hereunder, (i) Licensee shall, or shall cause Crown to, without duplication, pay any Net Gaming Revenue or Brand Royalty Fee amounts due and payable by Crown under the Commercial Agreement in accordance with the terms and subject to the conditions of the Commercial Agreement, subject to the Dispute Resolution Mechanism (as defined below), and (ii) Licensee shall pay to Licensor (A) with respect to goods and services within the field of the Business branded under the Marks (other than, for the avoidance of doubt, any good and services within the field of the Business to the extent such goods and services constitute Online Offerings under the Commercial Agreement, but including, for the avoidance of doubt, online and mobile horse race wagering and online and mobile poker, in each case, branded under the Marks), a [***] fee equal to either [***] (such fees, the “Other Revenue Royalty Fees”), and (B) with respect to the sale of GNOG Merchandise by Licensee (excluding, for the avoidance of doubt, the distribution of gifts, giveaways and complimentary items), a [***] fee of [***] (such fees, the “Merchandise Royalty Fees” and, together with the Brand Royalty Fees and Other Revenue Royalty Fees, the “Fees”). All Net Gaming Revenue and Brand Royalty Fee amounts paid to Licensor under Clause (i) of this Section 4(a) and all Other Revenue Royalty Fees paid to Licensor under Clause (ii)(A) of this Section 4(a), in each case, shall count towards the MG commitment provided for in the Commercial Agreement (and, for clarity, only in the event that (x) the Net Gaming Revenue and Brand Royalty Fee amounts received by FEI under the Commercial Agreement plus (y) the Net Gaming Revenue and Brand Royalty Fee amounts received by Licensor under Clause (i) of this Section 4(a) plus (z) the Other Revenue Royalty Fees received by Licensor under Clause (ii)(A) of this Section 4(a), all in the aggregate, fail to meet the MG commitment provided for in the Commercial Agreement shall any MG true up payment be due and payable).

(b)                Statements. The parties hereby acknowledge and agree that the section of the Commercial Agreement entitled “Statements” shall govern with respect to statements and reports for the Other Revenue Royalty Fees and the Merchandise Royalty Fees, and shall apply to this Agreement mutatis mutandis.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)                Bankruptcy; Set-Off. In the event of a Bankruptcy Event of Licensor in which Licensor rejects this Agreement and Licensee elects to retain its right to use the Marks pursuant to Section 365(n) of the Bankruptcy Code, Licensee shall remain obligated to pay any Other Revenue Royalty Fees and any Merchandise Royalty Fees, and for the avoidance of doubt, shall also remain obligated to cause Crown to pay the Brand Royalty Fees in accordance with the terms and subject to the conditions of the Commercial Agreement and shall remain liable to Licensor for Brand Royalty Fees that Crown fails to pay in accordance with the terms of the Commercial Agreement, in each case, subject to the Dispute Resolution Mechanism and for so long as Licensee is an Affiliate of Crown; provided, however, Licensee shall have the right to carry forward, for application against any (i) Other Revenue Royalty Fees, (ii) Merchandise Royalty Fees, and (iii) any Brand Royalty Fees payable by Crown under the Commercial Agreement, any costs incurred by Licensee to apply for, register, maintain, enforce, or defend the Marks (to the extent such costs are incurred as a result of Licensor’s rejection of this Agreement), including pursuant to the power of attorney granted in Section 2(d) hereof. For the avoidance of doubt, (A) the obligations to pay the Brand Royalty Fees hereunder remain subject to any “set-off” or “offset” rights that are explicitly set forth in this Agreement or the Commercial Agreement, (B) in no instance will Licensee be obligated to pay Brand Royalty Fees hereunder to the extent already paid by Crown under the Commercial Agreement and (C) any Brand Royalty Fees paid under this Agreement or the Commercial Agreement which would also be owed under the other shall be in lieu of, and not in addition to, such amounts owed under the other.

5.	QUALITY CONTROL AND USE OF THE MARKS.

(a)                Quality Standards. The nature and quality of the Business and the use of the Marks, along with all representations of the Marks included therein, in connection therewith, shall be of a high standard and quality so as to reflect favorably upon the Business but in any event no less than substantially the same quality, usage, style and appearance as historically used by Golden Nugget Atlantic City in connection with its online and mobile gaming and online and mobile sports wagering business concerning such Marks, and shall not knowingly place the Marks or Licensor in a negative light or context (the “Quality Standards”). Licensor agrees that Licensee’s use and display of the Marks in a manner that is consistent in all material respects with Licensee’s use and display of the Marks immediately prior to the Closing Date of the Merger Agreement shall be deemed to be in compliance with the Quality Standards; provided, however, Licensor may make changes to its branding guidelines from time to time and Licensor may require Licensee to comply with such updated guidelines, provided that Licensor (i) shall not update the branding guidelines more than once every three (3) calendar years, (ii) consults with Licensee on any contemplated updates prior to finalization and gives due consideration in good faith to Licensee’s comments, (iii) provides Licensee with prior written notice of any finalized updated branding guidelines, (iv) gives Licensee a reasonable period of time to make any necessary changes to comply with such updated branding guidelines (which in all cases, shall be no less than ninety (90) days after notice of such finalized updated guidelines), (v) shall not update or apply the branding guidelines in a discriminatory manner against Licensee or any of its Permitted Sublicensees, and (vi) shall not update the branding guidelines in a manner that would materially alter or restrict Licensee’s or its Permitted Sublicensees’ use or display of the Marks as contemplated by Section 1. Neither party hereto shall knowingly use the Marks in connection with firearms, weapons, ammunition, obscene, lewd, or pornographic materials, any items with a sexual function or purpose, or any illegal activities. Licensee shall display the Marks in accordance with sound trademark usage principles, including using commercially reasonable efforts to use ® in connection with use or display of the Registered Marks.

(b)                Reporting and Inspection. In order to preserve the validity and integrity of the Marks, Licensee shall permit representatives of Licensor to inspect the facilities of Licensee engaged in using or displaying the Marks or performing the services offered under the Marks at any time during normal business hours to ensure that (i) Licensee is maintaining the Quality Standards, and (ii) Licensee’s use and display of the Marks are permissible as set forth in this Agreement. Licensor shall provide not less than five (5) business days’ prior written notice of a request for an inspection. Any such inspection shall be conducted in a manner that will not interfere with Licensee’s or its Affiliates’ normal business activities and may only occur once in any twelve (12) month period (such that after an inspection is performed, Licensor may not perform an inspection until twelve (12) months following such inspection). Notwithstanding the foregoing, if any inspection reveals material non-conformance with the Quality Standards, then Licensor may conduct an additional inspection, at its discretion, within such twelve (12) month period. Licensee shall at reasonable request of Licensor, not to exceed two (2) times in any twelve (12) month period, submit without charge to Licensor representative samples of its use and display of the Marks.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.	ASSIGNMENT.

(a)                Licensor may not assign or transfer this Agreement other than in connection with a sale of all or substantially all of Licensor’s casino business or the Golden Nugget brand. Except as set forth in Section 6(c), Licensee shall not assign or otherwise transfer this Agreement to a third party, whether by assignment, by operation of law, or otherwise (in each case, a “Contract Transfer”) without the prior written consent of Licensor, such consent not to be unreasonably withheld, conditioned, or delayed. A transfer of control of Licensee or a majority of the ownership of Licensee, whether by a single transaction or in a series of transactions shall be deemed to be a Contract Transfer requiring Licensor’s consent hereunder (other than in the circumstances set forth in Section 6(c)); provided that, for the avoidance of doubt, Licensor’s consent right hereunder shall be solely with respect to transfer of this Agreement and shall not be required in the event of a transfer of control of Licensee or a majority of the ownership of Licensee, whether by a single transaction or in a series of transactions, or any assets (other than this Agreement) of Licensee, in each case, so long as Licensee’s ultimate parent company immediately prior to such Contract Transfer (for clarity, as of the Effective Date, DraftKings Inc. or any successor parent company thereof) or any Affiliate thereof remains the “Licensee” under this Agreement. Licensee shall give Licensor at least thirty (30) days prior written notice of any proposed Contract Transfer, which shall specify (x) the nature and terms of the proposed Contract Transfer, (y) the identity of the transferee, and (z) such information reasonably necessary for Licensor to determine that the conditions set forth in Section 6(b) are satisfied.

(b)                Licensor agrees that it will not withhold consent to a proposed Contract Transfer if, as of the effective date of the proposed Contract Transfer, the following conditions are met, to its reasonable satisfaction:

(i)	[***].

(ii)	[***].

(iii)	[***].

(iv)	[***].

(v)	[***].

(vi)	[***].

(vii)	[***].

(viii)	[***].

(c)                Notwithstanding anything to the contrary, (i) this Agreement and all of Licensee’s rights and obligations hereunder shall automatically transfer to any collateral agent or its designee as provided in any credit agreement or security interest in connection with any loan provided to Licensee or its Affiliates and (ii) Licensee may assign this Agreement without prior written notice to, or the consent of, Licensor in connection with (1) a change of control of Licensee’s ultimate parent company (i.e., DraftKings Inc. or any successor parent company thereof), (2) a sale of all or substantially all of the business of Licensee’s ultimate parent company (i.e., DraftKings Inc. or any successor parent company thereof) and its subsidiaries, or (3) a sale of all or substantially all of the iGaming business of Licensee’s ultimate parent company (i.e., DraftKings Inc. or any successor parent company thereof) and its subsidiaries; provided, however, that Licensee shall provide Licensor with written notice within thirty (30) days after any such Contract Transfer. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and permitted assigns.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.	DEFAULT; TERMINATION.

(a)                Licensor may only terminate this Agreement upon written notice to Licensee if Licensee has committed a material breach of any of its representations, warranties, covenants, duties, or obligations under this Agreement and has failed to cure such material breach within thirty (30) days after having received a written notice of the breach from Licensor; provided, however, that (i) in the event a breach is curable and cannot be cured within such thirty (30) day period, then Licensee shall be entitled to such additional time (not to exceed thirty (30) days of additional time, for a total of sixty (60) days) (the “Cure Period”) as is reasonably required to effectuate a cure as long as Licensee has commenced and proceeds to effectuate such a cure, and (ii) with respect to any breach of Section 5, Licensor may only terminate this Agreement if (A) Licensor’s written notice of such breach cites with specificity the basis on which Licensor is alleging that Licensee is in breach of Section 5 (the “Quality Control Breach Notice”), (B) Licensee has failed to cure such breach on a go-forward basis (i.e., without regard for the specific breach(es) identified in the Quality Control Breach Notice) within ninety (90) days after receipt of such Quality Control Breach Notice from Licensor (the “Initial Quality Control Cure Period”); provided that, if such breach is not curable within the Initial Quality Control Cure Period, Licensee shall be entitled to such additional time as is reasonably required to effectuate a cure as long as Licensee has commenced and diligently proceeds to effectuate such a cure and (C) to the extent Licensee in good faith purports to have cured such breach pursuant to the foregoing clause (B) and Licensor reasonably and in good faith determines that such purported cure is insufficient, (x) Licensor shall deliver a second Quality Control Breach Notice to Licensee, which cites with specificity the basis on which such purported cure has been determined to be insufficient and (y) Licensee shall be entitled to (1) an additional thirty (30) days after receipt of such second Quality Control Breach Notice from Licensor (the “Secondary Quality Control Cure Period”) to cure such breach on a go-forward basis (i.e., without regard for any specific breach(es) identified in any Quality Control Breach Notice); provided that, if such breach is not curable within the Secondary Quality Control Cure Period, Licensee shall be entitled to such additional time as is reasonably required to effectuate a cure as long as Licensee has commenced and diligently proceeds to effectuate such a cure within the Secondary Quality Control Cure Period or (2) seek recourse from a court of competent jurisdiction or other tribunal (in which case, Licensor shall not terminate this Agreement unless and until a final determination has been made by a court of competent jurisdiction or tribunal in favor of Licensor with respect to the purported breach). For clarity, (x) all breaches of Section 5 are deemed curable and (y) non-payment of any amounts in dispute in good faith will not be considered a material breach of this Agreement until a final determination has been made by a court of competent jurisdiction that such amounts are due and payable.

(b)                The Agreement shall automatically terminate if Crown elects not to renew the Commercial Agreement or elects to terminate the Commercial Agreement, in each case, in its entirety in accordance with its terms.

(c)                In addition, Licensee and Licensor may terminate this Agreement in a writing signed by both Licensee and Licensor.

8.	EFFECT OF TERMINATION OR EXPIRATION.

(a)                Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder shall automatically terminate and Licensee shall have no further right to use the Marks in connection with the Business. Notwithstanding anything to the contrary in this Agreement, Licensee shall be permitted to continue using and displaying the Marks after termination or expiration of this Agreement in a manner that does not create a likelihood of confusion, consistent with “fair use,” solely (i) for reference to the historical branding of the Business, or the relationship between Licensee, on the one hand, and Licensor and its Affiliates, on the other hand, (ii) for retention of any books, records or other materials for internal archival purposes (and not public display), and (iii) as required by applicable Laws, including in connection with any corporate filings.

(b)                As promptly as practicable but in no event later than [***] from the date of expiration or any other form of termination of the License Term with respect to the Business (such period be referred to as “Phase Out Period”), Licensee shall change all trade names, online names, company names or business names of the Licensee so as to eliminate the use or inclusion therein of the Marks. Licensee shall provide a written certification to Licensor signed by an officer of Licensee stating that Licensee has complied with the requirements of this Section 8(b). If Licensee is using the Marks during the Phase Out Period (other than as set forth in Section 8(a)), it shall take commercially reasonable steps to inform the general public, customers, suppliers and contractors that it is not a licensee of Licensor and is using the Marks with permission solely to facilitate the transition to a new brand. After the Phase Out Period, Licensee shall thereafter refrain from operating or doing business under any name that would give the general public the impression that the License granted pursuant to this Agreement is still in force or that Licensee is in any way connected or affiliated with or sponsored by Licensor. Notwithstanding the foregoing, Licensee may continue to maintain archival copies of contracts, annual reports and marketing materials that include the Marks solely for archival purposes.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)                If and to the extent this Agreement is terminated by Licensor and Licensee disputes in good faith Licensor’s grounds for such termination, then Licensor shall not, and shall cause its Affiliates not to, directly or indirectly, use or display, authorize or otherwise permit any third party to use or display, any of the Marks in connection with the Business for the period commencing on the date of termination by Licensor of this Agreement and expiring [***] after such date (the “Cool-Off Period”); provided, however, (i) Licensor is not restricted during the Cool-Off Period from [***], and (ii) the Cool-Off Period shall terminate immediately upon the resolution of such dispute by mutual agreement of the parties (unless otherwise mutually agreed in connection with such mutual agreement) or a final determination of a court of competent jurisdiction, in each case, in favor of Licensor.

9.	DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY; INDEMNIFICATION.

(a)             WITHOUT LIMITING ANY REPRESENTATIONS OR WARRANTIES EXPLICITLY SET FORTH IN THE MERGER AGREEMENT, AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2(H), THE MARKS ARE PROVIDED BY LICENSOR AS IS, AND LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESSED, IMPLIED OR STATUTORY, REGARDING THE MARKS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OF MARKS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND CONTRACT), EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

(b)             Licensor hereby agrees to indemnify, defend, and hold harmless Licensee, its Affiliates, and its or their members, shareholders, employees, agents, representatives, directors, officers, successors, Permitted Sublicensees, and permitted assigns, from and against any and all third-party claims arising in whole or in part, directly or indirectly, out of or in consequence of any allegation of intellectual property infringement or trademark dilution based on Licensee’s use or display of any of the Marks in material compliance with the terms of this Agreement, but excluding, for the avoidance of doubt, any allegation of infringement or dilution to the extent it is based on the combination of the Marks with other words, phrases, terms or trademarks as permitted pursuant to Section 1(a)(iv) or Section 1(b)(ii).

(c)             Licensee shall indemnify, defend, and hold harmless Licensor, its Affiliates, and its or their members, shareholders, employees, agents, representatives, directors, officers, successors, and permitted assigns from and against any and all third-party claims arising in whole or in part, directly or indirectly, out of any allegation of intellectual property infringement or trademark dilution based on Licensee’s use of any of the Marks in violation of the terms of this Agreement.

(d)                Except as expressly provided to the contrary herein, it is the intent of the parties that where fault is determined to have been joint or contributory, principles of comparative fault will be followed and each party shall bear the proportionate cost of any indemnifiable losses attributable to such party’s fault.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.	MISCELLANEOUS.

(a)                Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered either by personal service, facsimile, e-mail or prepaid overnight courier service and addressed as follows:

If to Licensee:	DraftKings Inc.
222 Berkeley St., 5th Floor
Boston, MA 02116
Attention: Jason Robins, Chief Executive Officer
Email: jrobins@draftkings.com

With a copy to:

DraftKings Inc.
222 Berkeley St., 5th Floor
Boston, MA 02116
Attention: R. Stanton Dodge, Chief Legal Officer and Secretary
Email: sdodge@draftkings.com

If to Licensor:	GNLV, LLC.
1600 West Loop South, Floor 30
Houston, Texas 77027
Attention: General Counsel
Telephone: (713) 386-7000
Telecopy: (713) 386-7070
Email: sscheinthal@ldry.com; dkohlhausen@ldry.com

(b)             Disclaimer of Agency. Nothing in this Agreement shall create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and no party shall have the power to obligate or bind the other in any manner whatsoever.

(c)             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)             Survival. All rights and obligations herein that are by their nature continuing will survive expiration or termination of this Agreement.

(e)             General. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding its provisions concerning conflict of laws. Each party acknowledges that it has had ample opportunity to have this Agreement reviewed and negotiated by competent counsel, and waives any right it may have to interpret a writing against the drafter thereof. This Agreement, together with the Commercial Agreement, constitutes the complete agreement of the parties hereto on the subject matter covered herein and supersedes all other prior or contemporaneous understandings, agreements or representations, written or oral. For the avoidance of doubt, from and after the Effective Date, this Agreement replaces and supersedes the Original Agreement, and the Original Agreement shall automatically be terminated and be of no further force or effect. No term or provision of this Agreement may be waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach. This Agreement may not be amended except by a written instrument signed by authorized representatives of all parties hereto and expressly declared to be an amendment or modification thereof. The headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(f)                 Bankruptcy. All rights and licenses under the Marks granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of the commencement of a bankruptcy proceeding by or against Licensor or its applicable Affiliate under the Bankruptcy Code.

(g)                Further Assurances. Each party shall take such further actions and provide to the other parties, its successors, assigns or other legal representatives, such cooperation and assistance as may be reasonably requested by the other parties (at the other parties’ cost) to more fully and effectively effectuate the purposes of this Agreement.

(h)                Equitable Relief. In the event of a material breach of this Agreement by a party, the parties acknowledge and agree that: (i) such breach is likely to cause significant and irreparable harm to the other parties and will not be susceptible to cure by the payment of monetary damages and (ii) if not cured within the Cure Period, the non-breaching party shall be entitled to obtain injunctive relief and/or other equitable relief, in addition to other remedies afforded under this Agreement or by law, all of which shall be cumulative, to prevent or restrain such breach of this Agreement. In the event that a party shall employ an attorney to enforce the terms and conditions of this Agreement, the prevailing party in such action be entitled to recover all reasonable costs and expenses sustained by the enforcing party in the enforcement of such terms and obligations, including but not limited to reasonable attorneys’ fees and expenses, costs of collection and court costs.

(i)                 Privileged License. Licensee hereby acknowledges that Licensor and its Affiliates are businesses that have gaming licenses issued by the state gaming authorities (each a “Commission”). If required by any regulatory authority having jurisdiction over Licensor, and if requested to do so by Licensor, Licensee shall, at Licensee’s expense, obtain any license, qualification, clearance or the like necessary for Licensee to operate the Business.

(j)                 Certain Definitions.

(i)              For purposes of this Agreement, the capitalized terms have the meanings ascribed to such terms in Section 10(j)(ii) of this Agreement or as otherwise defined elsewhere in this Agreement. All capitalized terms used herein, but otherwise not defined, shall have the meanings ascribed to them in the Merger Agreement.

(ii)             For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such first person or entity as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such first or entity, whether through the ownership of voting securities, by contract or otherwise.

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Bankruptcy Event” means an event in which either party (A) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (B) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (C) makes or seeks to make a general assignment for the benefit of its creditors, or (D) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

“Brand Royalty Fee” has the meaning set forth in the Commercial Agreement.

“Closing Date” means the “Closing Date” as defined in the Merger Agreement.

“Commercial Agreement” means that certain Master Commercial Agreement, entered into as of August 9, 2021, by and among Fertitta Entertainment, Inc. (“FEI”) and Crown Gaming Inc., a wholly owned subsidiary of DraftKings (“Crown”).

“Dispute Resolution Mechanism” has the meaning set forth in the Commercial Agreement.

“GNOG Merchandise” means all goods or products bearing any Marks that are sold within the following categories: (1) apparel for men and women, (2) fashion accessories for men and women, (3) housewares, (4) drinkware, (5) luggage/backpacks, (6) outdoor cooking devices/tools/accessories, (7) car accessories, (8) recreational games and activities, and (9) such additional categories as the parties may agree to subsequently in writing.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 9, 2021, among Golden Nugget Online Gaming, Inc., a Delaware corporation and the indirect parent corporation of Licensee, DraftKings, DraftKings Holdings Inc. (f/k/a DraftKings Inc.), a Nevada corporation, Duke Merger Sub, Inc., a Nevada corporation, and Gulf Merger Sub, Inc., a Delaware corporation.

“MG” has the meaning set forth in the Commercial Agreement.

“Net Gaming Revenue” has the meaning set forth in the Commercial Agreement; provided that, [***].

“Online Offering” has the meaning set forth in the Commercial Agreement.

“Trademarks” or “trademarks” mean all trademarks, service marks, trade names, service names, brand names, certifications, corporate names, logos, and any and all other indications of origin, including all goodwill associated therewith.

(k)                Interpretation. Unless the express context otherwise requires: (i) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iii) references herein to a specific Section or Exhibit shall refer, respectively, to Sections or Exhibits of this Agreement; and (iv) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

[This space is intentionally left blank]

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date above written.

LICENSEE:

GOLDEN NUGGET ONLINE GAMING, LLC

By:	/s/ Paul Liberman

Name:	Paul Liberman
Title:	President and Chief Executive Officer

LICENSOR:

GNLV, LLC

By:	/s/ Steven L. Scheinthal

Name:	Steven L. Scheinthal
Title:	Senior Vice President and Secretary

GN PARENT:

FERTITTA ENTERTAINMENT, LLC

By:	/s/ Steven L. Scheinthal

Name:	Steven L. Scheinthal
Title:	Vice President and Secretary

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ACKNOWLEDGED AND AGREED WITH RESPECT TO SECTION 4(A) HEREOF:

FERTITTA ENTERTAINMENT, INC.

By:	/s/ Steven L. Scheinthal

Name:	Steven L. Scheinthal
Title:	Vice President and Secretary

ACKNOWLEDGED AND AGREED WITH RESPECT TO SECTION 4(A) HEREOF:

CROWN GAMING INC.

By:	/s/ Paul Liberman
Name: Paul Liberman
Title: President and Chief Executive Officer